Exhibit 24(a)(8)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement No. 2- 93177 of Oppenheimer Variable Account Funds of our report dated January 23, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
----------------------------
DELOITTE & TOUCHE LLP



Denver, Colorado
April 24, 1998